Exhibit 99

                        Southcoast Financial Corporation
                              2009 Earnings Release





Mt. Pleasant, S.C., January 27, 2010 / Globe Newswire/ Southcoast Financial Corporation (NASDAQ: SOCB) announced today that the Company reported a loss of $8.9 million, or $1.97 per share, for the year ended December 31, 2009. This compares to net income of $217,000, or $.05 per share, for the year ended December 31, 2008. The decline in earnings is primarily the result of a 2009 loan loss provision of $14.5 million, an increase of $10.3 million over the 2008 loan loss provision. Additionally, in 2009 FDIC Insurance premiums totaled $943,000, an increase of $690,000 over the previous year. Despite these increases, the Company and the Bank maintained their regulatory capital ratios significantly above the minimum requirements for the Bank to be classified as "Well Capitalized" under the FDIC's rules. At December 31, 2009, the Company's total risk based capital ratio was 17.03%, and the Bank's total risk based capital ratio was 15.11%. The FDIC's minimum total required risk based capital ratio is 10%.

"Because of the persistent economic downturn and the asset quality trends of our portfolio, the Company performed an expanded loan portfolio review in 2009. We determined that increased provisions along with charge downs and reevaluation of other real estate owned were prudent. Addressing these loan related issues will enable the Bank and Company to aggressively manage these assets with minimal future impact. We also expect to receive the cash proceeds of an approximately $4.3 million tax refund which is included in our Other Assets at December 31, 2009 and return those funds to earning assets in 2010," stated Mr. L. Wayne Pearson, Chairman and Chief Executive Officer.

At December 31, 2009, total loans were $356.9 million, a decrease of 11.8% compared to the $404.5 million as of December 31, 2008. Non-performing loans, most of which are secured by real estate at December 31, 2009, totaled $19.3 million and the Company's allowance for loan losses totaled $10.0 million. This allowance represents 2.80% of gross loans, and 51.8 % of nonperforming loans.

At December 31, 2009, Other Assets included Other Real Estate Owned in the amount of $9.8 million. Management believes that all of the foreclosed property has been written down to values that should allow for a fast and efficient disposition.

On December 31, 2009, deposits totaled $ 368.5 million compared to $366.8 million at December 31, 2008. During 2009, the Company diversified its deposit mix to reflect a strategy focusing on core deposits.

"The fiscal year ended 2009 was the most challenging in the Company's twelve year history. Despite these difficult times, the Company has maintained a capital position that other peer banks and those who took advantage of TARP funds are aiming to achieve," stated Pearson.

Southcoast Financial Corporation, headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20. 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Southcoast Financial Corporation's common stock trades on the NASDAQ global market under the symbol SOCB. Information about the corporation is available on our web site, www.southcoastbank.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our beliefs, expectations or forecasts about future events. Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward- looking statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.



SOURCE Southcoast Financial Corporation
/Contact William C. Heslop, Senior Vice President and
 Chief Financial Officer, (843) 216-3019

Southcoast Financial Corporation
SELECTED FINANCIAL DATA
(dollars in thousands, except earnings per share)

                                                         Year            Year              Year            Year             Year
                                                        Ended            Ended             Ended           Ended            Ended
                                                      Dec 2009          Dec 2008         Dec 2007        Dec 2006          Dec. 2005
                                                      --------          --------         --------        --------          ---------
                                                     (Unaudited)

INCOME STATEMENT DATA
   Net interest income .......................     $    12,927       $    15,113      $    14,354      $    16,145      $    13,914
   Provision for loan losses .................          14,544             4,294                0              723              865
   Noninterest income ........................           3,777             2,576            2,554            3,837            2,725
   Noninterest expenses ......................          15,624            13,403           11,999           11,542            9,243
   Net income ................................          (8,923)              217            3,429            4,839            4,189

PER SHARE DATA *
 Net income per share
    Basic ....................................     ($     1.97)      $      0.05      $      0.63      $      0.81      $      0.97
    Diluted ..................................     ($     1.97)      $      0.05      $      0.63      $      0.80      $      0.97

BALANCE SHEET DATA
  Total assets ...............................     $   521,407       $   534,965      $   500,852      $   481,856      $   476,599
  Total deposits .............................         368,537           366,811          342,755          310,893          311,554
  Total loans (net) ..........................         346,870           397,123          374,117          363,246          371,656
  Investment securities ......................          65,042            62,282           62,609           46,461           35,203
  Total earning assets .......................         438,469           476,031          443,200          445,119          440,942
  Other Borrowings ...........................          91,044            97,590           81,230           67,841           67,000
  Junior subordinated debentures .............          10,310            10,310           10,310           21,655           21,655
  Shareholders' equity .......................          45,081            55,233           62,741           78,803           73,315

Book value per share .........................     $      9.93       $     12.24      $     12.52      $     14.41      $     14.80

Average shares outstanding*
  Basic ......................................       4,532,149         4,631,135        5,419,474        6,007,137        4,335,319
  Diluted ....................................       4,532,149         4,631,135        5,423,915        6,012,445        4,340,470

KEY RATIOS
  Return on assets ...........................          -1.73%              0.04%            0.71%            1.00%            1.04%
  Return on equity ...........................         -17.79%              0.37%            4.96%            6.22%            9.28%
  Equity to asset ratio ......................            8.65%            10.32%           12.53%           16.35%           15.38%
  Non-performing assets to assets ............            5.58%             3.06%            0.91%            0.18%            0.11%
  Reserve to loans ...........................            2.80%             1.83%            1.14%            1.19%            1.14%
  Net interest margin ........................            2.99%             3.33%            3.40%            3.64%            3.69%

*Share and per share data has been adjusted for 10% stock dividends in 2007, 2006, and 2005.

12/31/2009 REGULATORY CAPITAL RATIOS                       Total Risk-Based(1)         Tier 1 Risk-Based(2)      Tier 1 Leverage(3)
                                                           -------------------         --------------------      ------------------

     Southcoast Financial Corporation ..................         17.03%                       15.76%                    11.34%
     Southcoast Community Bank .........................         15.11%                       13.84%                     9.78%
     FDIC Well Capitalized Minimum .....................         10.00%                        6.00%                     5.00%

(1)  Total Risk- Based Capital divided by total risk- weighted assets
(2)  Tier 1 Capital divided by total risk - weighted assets
(3)  Tier 1 Capital divided by average total assets

                                                                               Southcoast Financial Corporation
                                                                                Consolidated Income Statements
                                                                        (Dollars in thousands, except earnings per share)

                                                                          Year Ended                        Three Months Ended
                                                                          ----------                        ------------------
                                                               December 31,       December 31,       December 31,      December 31,
                                                                   2009               2008               2009              2008
                                                                   ----               ----               ----              ----
                                                               (Unaudited)                            (Unaudited)      (Unaudited)
Interest Income
 Interest and fees on loans ............................       $    22,315        $    27,423        $     4,994        $     6,826
 Interest on investments ...............................             2,476              3,499                479                848
 Interest on Fed funds sold ............................                 3                 36                  1                  1
                                                               -----------        -----------        -----------        -----------
   Total interest income ...............................            24,794             30,958        $     5,474        $     7,675

Interest expense .......................................            11,867             15,845              2,618              3,860
                                                               -----------        -----------        -----------        -----------
   Net interest income .................................            12,927             15,113              2,856              3,815
Provision for loan losses ..............................            14,544              4,294             12,994              1,700
                                                               -----------        -----------        -----------        -----------
Net interest income after loan loss provision ..........            (1,617)            10,819            (10,138)             2,115

Noninterest income .....................................             3,777              2,576                390                930
                                                               -----------        -----------        -----------        -----------
   Total operating income ..............................             2,160             13,395             (9,748)             3,045

Noninterest expense
 Salaries and benefits .................................             7,329              7,701              1,776              1,875
 Occupancy and equipment ...............................             2,887              2,419                850                637
 Other expenses ........................................             5,408              3,283              2,115                948
                                                               -----------        -----------        -----------        -----------

   Total noninterest expense ...........................            15,624             13,403              4,741              3,460
                                                               -----------        -----------        -----------        -----------
Income(loss) before taxes ..............................           (13,464)                (8)           (14,489)              (415)

Income tax expense(benefit) ............................            (4,541)              (225)            (4,537)                (7)
                                                               -----------        -----------        -----------        -----------
Net income(loss) .......................................           ($8,923)       $       217            ($9,952)             ($408)
                                                               ===========        ===========        ===========        ===========

Basic net income(loss) per common share ................            ($1.97)       $      0.05             ($2.19)            ($0.09)

Diluted net income(loss) per common share ..............            ($1.97)       $      0.05             ($2.19)            ($0.09)

Average shares outstanding
    Basic ..............................................         4,532,149          4,631,135          4,542,023          4,527,002
    Diluted ............................................         4,532,149          4,631,135          4,542,023          4,527,002

                                                                                           Southcoast Financial Corporation
                                                                                         Consolidated Statements of Condition
                                                                                    ( Dollars in thousands, except per share data)

                                                                                                December 31        December 31
                                                                                                   2009                2008
                                                                                                   ----                ----
                                                                                               (Unaudited)
Assets
Cash and due from banks ............................................................           $  40,790             $  10,659
Federal Funds sold .................................................................                 109                11,902
Investments ........................................................................              65,042                62,282
Loans held for sale ................................................................                 320                   417
Loans:
 Commercial and Construction .......................................................             213,749               243,503
 Mortgage ..........................................................................             130,465               148,976
 Consumer ..........................................................................              12,698                12,054
                                                                                               ---------             ---------
  Total loans ......................................................................             356,912               404,533
Less: Allowance for loan Losses ....................................................              10,042                 7,410
                                                                                               ---------             ---------
Net loans ..........................................................................             346,870               397,123
Fixed assets .......................................................................              22,692                23,813
Other assets .......................................................................              45,584                28,769
                                                                                               ---------             ---------
    Total Assets ...................................................................           $ 521,407             $ 534,965
                                                                                               =========             =========
Liabilities & Shareholders' Equity
Deposits:
 Noninterest bearing ...............................................................           $  25,922             $  27,932
 Interest bearing ..................................................................             342,615               338,879
                                                                                               ---------             ---------
  Total deposits ...................................................................             368,537               366,811
Other Borrowings ...................................................................              91,044                97,590
Junior subordinated debentures .....................................................              10,310                10,310
Other liabilities ..................................................................               6,435                 5,021
                                                                                               ---------             ---------
   Total liabilities ...............................................................             476,326               479,732

Shareholders' Equity
 Common Stock ......................................................................              53,583                53,442
 Retained Earnings and Accumulated Other Comprehensive Income or Loss ..............              (8,502)                1,791
                                                                                               ---------             ---------
   Total shareholders' equity ......................................................              45,081                55,233
                                                                                               ---------             ---------
   Total Liabilities and
    Shareholders' Equity ...........................................................           $ 521,407             $ 534,965
                                                                                               =========             =========

Book value per share ...............................................................           $    9.93             $   12.24

Allowance for loan losses to Loans Ratio ...........................................                2.81%                 1.83%

Allowance for loan losses to nonperforming loans ...................................               52.05%                51.79%

Non-performing assets to total assets ..............................................                5.58%                 3.06%